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                                                                     EXHIBIT 5.1

                              [GENERAL ELECTRIC LOGO]

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Robert E. Healing    3135 Easton Turnpike
Corporate Counsel    Fairfield, CT 06431
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                                  December 4, 2000

Board of Directors
General Electric Company
3135 Easton Turnpike
Fairfield, CT 06431

    Re: Common Stock of General Electric Company to be issued to shareholders of Honeywell International Inc.

Ladies and Gentlemen:

    I have acted as Corporate Counsel for General Electric Company, a New York corporation ("GE"), in connection with the Registration Statement on Form S-4 (as the same may be subsequently amended, the "Registration Statement") being filed by GE with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 903,031,087 shares of common stock, $.06 par value per share, of the Company (the "Shares") pursuant to the terms of the Agreement and Plan of Merger (the "Merger Agreement") dated as of October 22, 2000 between GE and Honeywell
International Inc., a Delaware corporation ("Honeywell"), which provides for the merger (the "Merger") of General Electric 2000 Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of GE, with and into Honeywell, with Honeywell surviving as a wholly owned subsidiary of GE.

    In that connection, I have examined the Registration Statement and originals, or copies certified or otherwise identified to my satisfaction, of such other documents, corporate records, certificates and other instruments as I have deemed necessary or appropriate for purposes of this opinion. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents, certificates, and instruments submitted to me as originals and the conformity with the originals of all documents submitted to me as copies.

    Based on the foregoing, I am of the opinion that the Shares, when delivered as described in the prospectus that is part of the Registration Statement, will be duly authorized, legally issued, fully paid and non-assessable.

    My opinion expressed herein is limited to the federal laws of the United States and the Business Corporation Law of the State of New York. I express no opinion as to the application of the securities or blue sky laws of the various states to the sale of the Shares.

    I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to my name included in or made a part of the Registration Statement.

                                          Very truly yours,
                                          /s/ Robert E. Healing